UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 24, 2010, Helix BioMedix, Inc. (the “Company”) filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO pursuant to Rule 13e-4 of the Securities Exchange Act of 1934, as amended, in connection with its offer (the “Offer”) to (a) amend and convert (together with all accrued interest thereon) into shares of its Common Stock or amend up to $3,474,000 in aggregate principal amount of its 8% Convertible Promissory Notes due July 1, 2011 and up to $1,000,000 in aggregate principal amount of its 8% Convertible Promissory Notes due July 1, 2013 (collectively, the “Notes”) and (b) amend and exercise its outstanding Warrants to purchase an aggregate of 868,500 shares of its Common Stock at an exercise price of $1.00 per share and Warrants to purchase an aggregate of 250,000 shares of its Common Stock at an exercise price of $0.80 per share (collectively, the “Warrants”).

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Tender Offer Statement (including the Offering Memorandum and other documents included therewith) contains important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials are being sent free of charge to all holders of Notes and Warrants. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) are available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. The Tender Offer Statement on Schedule TO and related materials may be obtained for free from the Company by contacting R. Stephen Beatty, President and Chief Executive Officer, 22118 20th Avenue SE, Suite 204, Bothell, Washington 98021, telephone: (425) 402-8400.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: November 24, 2010	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer